Fourth Quarter 2025 FINANCIAL RESULTS February 25, 2026

Forward-Looking Statements. Certain statements contained in this Presentation, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed,” or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Presentation. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; the impact of tariffs and global trade disruptions on us and our customers; other risks inherent in the real estate business, including customer defaults, potential liability related to environmental matters, illiquidity of real estate investments and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions and greenfield developments; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production, and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued volatility in interest rates; increased power, labor, or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks, or processes; risks associated with artificial intelligence; our failure to maintain an effective system of internal control over financial reporting; our failure to maintain our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; changes in local, state, federal, and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, and increases in real property tax rates, and challenges to our tax positions; the impact of any financial, accounting, legal, tax or regulatory issues or litigation that may affect us; and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025. Should one or more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Presentation speak only as of the date of this Presentation, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events. There can be no assurance that the forward-looking statements can or will be attained or maintained. The forward-looking statements included in this Presentation have been included for purposes of illustration only, and no assurance can be given that the actual results will correspond with the results contemplated in the forward-looking statements. Market Data. We use market data throughout this Presentation that has generally been obtained from external, independent, and publicly available information and industry publications. None of Lineage, its affiliates, advisers, or representatives have verified such independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives make any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risk and uncertainties and are subject to change based on various factors. Capacity and market share data provided by the Global Cold Chain Alliance, or GCCA, reflects capacity of companies that report to GCCA. North American GCCA data includes GCCA’s estimate of capacity owned and operated by U.S. customers themselves based on data from U.S. Department of Agriculture surveys. Global GCCA data also reflects GCCA’s estimate of capacity of companies that do not report to GCCA. Non-GAAP Measures. This Presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Such non-GAAP financial measures should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on Lineage’s statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. You should be aware that Lineage’s presentation of these and other non-GAAP financial measures in this Presentation may not be comparable to similarly-titled measures used by other companies. We caution investors not to place undue reliance on such non‐GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non‐GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Lineage believes that in addition to using GAAP results, non-GAAP financial measures can provide meaningful insight in evaluating the Lineage's financial performance and the effectiveness of its business strategies. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix to this Presentation. Safe Harbor Statement 2

• Q4 2025 Summary • 2026 Outlook • Supply/Demand Update • Segment Results • Capital Structure • Initiating 2026 Full-Year Guidance • Summary and Q&A Agenda 3

Q4 2025 Highlights & 2026 Outlook

- Q4 2025 financial results vs prior year:
  - Revenue flat
  - Adj. EBITDA down (2)%
  - AFFO per share above high-end of guidance range
- Global Warehousing segment in-line with expectations:
  - SS Physical utilization up 400bps Q/Q to 79.3% indicating a return to normal seasonality
  - Total WH storage revenue per physical pallet +3% Y/Y
  - Same Store NOI down (5)%
- Global Integrated Solutions segment NOI +15% on improved margin
- Deployed $170M of growth capital, primarily on in-process developments
- Disposed of Southern CA asset leased to customer for $60M at mid-6% cap rate

<u>2026 Outlook</u>

- SSNOI Y/Y Growth: (4)% to (1)%
- Adj. EBITDA: $1.25 to $1.30 billion
- AFFO per share: $2.75 to $3.00
- Assuming 2026 macro backdrop is similar to 2025
- Removing $50M of annualized admin and indirect costs


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See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

4

Estimated US New PRW Supply 2021-2025: 10.5% + 4.0% = 14.5% Retaining Occupancy in Excess Capacity Environment 5 1. Source: CBRE. Includes PRW or potential PRW projects completed, actively under construction or anticipated as of October 2025, where square footage is known. Excludes private built-to-suit projects and spec space taken by private users. 2. Source: For Retail figures, calculation is based on NIQ US Database for the Total Frozen, Dairy, Deli, Meat, Produce and Seafood categories for yearly 2021 thru 2025 time periods, for the Total XAOC+ Convenience market. Copyright © 2025, Nielsen Consumer LLC. For Foodservice figures, Circana, LLC. Circana Foodservice Total Category Sizing. 3. LINE management estimate of Foodservice and Retail split in market consumption. 21 8 3 10.5% 4.0% 1.5% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 0 5 10 15 20 25 2021 - 2024 2025E 2026E Total Built % of Public US NEW PRW CAPACITY ADDED TO MARKET1, MILLIONS OF SQUARE FEET 98% 115% 85% 90% 95% 100% 105% 110% 115% 120% 2021 2022 2023 2024 2025 Retail Foodservice US RETAIL AND FOODSERVICE VOLUME2, RELATIVE GROWTH VS. 2021 EXCESS CAPACITY | 2021 – 2025 MARKET %3 45% 55% Estimated Demand: (15% x .45) + (-2% x .55) = 5%A B A B A US New PRW Supply 14.5% B Estimated Demand 5% C Excess Capacity 9.5% LINE TOTAL PHYSICAL OCCUPANCY 2021A 78% 2025A 75% SUPPLY + DEMAND BALANCE LEVERS DEMAND Tariff Resolution Interest Rates Lower Inflation Tax Stimulus SUPPLY Idling Alternative Uses Exits / Bankruptcies Obsolescence

70% 100% 130% 160% 0% 5% 10% 15% 20% 2021 2022 2023 2024 2025 2026 70% 100% 130% 160% 0% 5% 10% 15% 20% 2021 2022 2023 2024 2025 2026 70% 100% 130% 160% 0% 5% 10% 15% 20% 2021 2022 2023 2024 2025 2026 6 1. Source: CBRE. Includes PRW or potential PRW projects completed, actively under construction or anticipated as of October 2025, where square footage is known. Excludes private built-to-suit projects and spec space taken by private users. New capacity on a square footage basis. 2. US assets that have been in same store pool from 2021-2025. Represents 38% of total global warehouse NOI as of December 31, 2025. 2026 dotted lines show forecast illustration. 3. Low Supply Markets added <15% cumulative new capacity over 2022-2025. Early Cycle Supply added >15% cumulative new capacity over 2022-2025 with majority in 2022/2023. Late Cycle Supply added >15% cumulative new capacity over 2022-2025 with majority in 2024/2025. 4. LHS: Left Hand Side. RHS: Right Hand Side. 5. Average NOI Split from 2021-2025. 15% US NOI5 21% US NOI5 Early Cycle Supply – Additions in 22/233 Late Cycle Supply – Additions in 24/253 NEW CAPACITY1 AND MARKET SSNOI GROWTH2 Stabilizing Declining 64% US NOI5 New Capacity % (LHS4) NOI as % of 2021 (RHS4) Stabilizing Inventory Destocking Low Supply Markets3 New Capacity % (LHS4) NOI as % of 2021 (RHS4) New Capacity % (LHS4) NOI as % of 2021 (RHS4) Late Cycle Supply – Significant More Capacity Added in 2024/2025 • Declining SSNOI in markets impacted by industry headwinds and where most new capacity came online in the last two years KEY TAKEAWAYS Early Cycle Supply – Significant More Capacity Added in 2022/2023 • Markets that saw new capacity added earlier in the construction cycle in 2022/2023 are seeing signs of stabilization Low Supply Markets • Majority of US NOI2 sits in low supply markets that are beginning to stabilize despite recent industry headwinds, including inventory destocking and tariffs MARKET TYPE SSNOI Stabilizing in Most US Markets

$980 $1,023 Q4 24 Q4 25 Revenue Global Warehousing Segment 7 See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. Same WH NOI Growth for Q4 2024 is as reported for the Q4 2024 same warehouse pool. All other details represent the Q4 2025 same warehouse pool. Q4 2025 Highlights • Total segment revenue +4.4%; Total segment NOI down (2.4)% • Same WH NOI down (5.0)% o Same WH physical occupancy +400bps sequentially, followed expected seasonal uplift • WH services mix and volume impacted by lower import/export volumes • Same WH storage revenue per physical pallet +1.7% Y/Y • Same WH service revenue per throughput pallet (0.7)% Y/Y $M 39.1% margin 39.5% margin 35.6% margin Total Segment $382 $373 Q4 24 Q4 25 NOI Same Warehouse Details Q4 2024 Q4 2025 Same WH NOI Growth +1.2%1 (5.0)% Storage Revenue per Physical Occupied Pallet $65.93 $67.07 Services Revenue per Throughput Pallet $32.19 $31.97 Physical Occupancy 79.8% 79.3% Economic Occupancy 85.7% 85.3% Warehouses 413 413 +4%Y/Y growth (2)%Y/Y growth

$359 $313 Q4 24 Q4 25 Revenue Global Integrated Solutions Segment 8See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. $M Total Segment $53 $61 Q4 24 Q4 25 NOI 14.8% margin 19.5% margin (13)%Y/Y growth +15%Y/Y growth Q4 2025 Highlights • Q4 2025 GIS NOI +15.1% • Full-year 2025 GIS NOI +8.7% • Strong quarter led by US transportation and Food Service despite transportation pricing pressure • Revenue down due to European divestiture, but NOI margin positively impacted

Q4 2025 Financial Results 9See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share $271 $305 $335 $327 Q4 22 Q4 23 Q4 24 Q4 25 20.4% 22.9% 25.0% 24.5% Q4 22 Q4 23 Q4 24 Q4 25 $1,328 $1,334 $1,339 $1,336 Q4 22 Q4 23 Q4 24 Q4 25 flatflatY/Y growth flat (2)%+10%Y/Y growth +13% (50)bps+210bpsY/Y growth +250bps flatY/Y growth $0.83 $0.83 Q4 24 Q4 25 AFFO ($M) flatY/Y growth $213 $214 Q4 24 Q4 25

Capital Structure Update

Balance Sheet and Liquidity

Total debt outstanding of $6.1B

- ~3.4 years remaining weighted average term[1]
- Weighted average effective interest rate of 3.8%

Total liquidity of ~$1.9B:

- $65M in available cash
- ~$1.8B capacity on revolving credit facility

Recent Activity

Completed debut Euro investment grade bond offering

- €700M
- 4.125% coupon rate
- 6-year term, maturing 2031

On 1/2/2026, repaid $160M in secured debt, further removing encumbrances from our assets

Incremental NOI

Have invested $1.1B across 21 development projects that are either unstabilized or still in process

Expect to generate $185M of annual NOI upon stabilization for total development pipeline

Leverage Ratio: Net Debt to Adjusted EBITDA

(in millions)		12/31/2025
Net debt	**$**	**7,735**
LTM Adj. EBITDA		1,298
Net debt/LTM Adj. EBITDA		**6.0x**

Adjusted Leverage Ratio: Net Debt to Transaction Adjusted EBITDA

(in millions)		12/31/2025
Net debt	**$**	**7,735**
Less: Unstabilized and in process developments[2]		(1,051)
Adjusted net debt	**$**	**6,684**
LTM adj. EBITDA	$	1,298
Unstabilized and in process developments and annualized acquisitions[2]		(7)
Transaction adjusted EBITDA	**$**	**1,291**
Adjusted net debt to transaction adjusted EBITDA		**5.2x**

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

1. Stated maturity dates assume the exercise of extension options.
2. See slide 27 for calculations and adjustment definitions.

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11 Note: Guidance excludes the impact of unannounced future acquisitions, divestitures, or developments. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. Includes ~$15M of Stock-based Compensation Expense in Cost of Operations for Global Warehousing and Global Integrated Solutions segments. 2. Includes ~$15M of Amortization of Deferred Financing Costs that is deducted for calculation of AFFO. 3. Inclusive of Income Tax Expense (Benefit) and less Deferred Income Taxes Expense (Benefit) for calculation of AFFO. Initiating Full-Year 2026 Guidance Full-Year 2026 Guidance FY 2026 Guide SSNOI Growth (4)% to (1)% Total WH NOI Growth (2)% to +1% Total GIS NOI Growth 0% to +2% Adjusted EBITDA ($M) $1,250 to $1,300 AFFO Per Share $2.75 to $3.00 G&A Expense, Cash ($M) $465 to $480 Stock-based Compensation Expense ($M)1 ~$125 Interest Expense, Net ($M)2 $340 to $360 Current Income Tax Expense ($M)3 $20 to $30 Recurring Maintenance Capex ($M) $170 to $180 Adjusted Diluted Weighted Average Common Shares Outstanding ~259M

12 Summary 1. 2025 saw a return to normal seasonal pattern 3. Potential 2026 upside from trade following 2025 headwinds 2. Continued focus on controlling the controllables 4. Fortified balance sheet is ready to take advantage of market dislocation Thank you to the Global Lineage Team!

Supplemental Financial and Operating Data 13

FY 2025 Financial Results 14See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. $1,074 $1,278 $1,329 $1,298 2022 2023 2024 2025 $3.09 $3.29 $3.37 2023 2024 2025 21.8% 23.9% 24.9% 24.2% 2022 2023 2024 2025 $4,928 $5,342 $5,340 $5,355 2022 2023 2024 2025 Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share flat+8%Y/Y growth flat +4%+19%Y/Y growth (2)% +100 bps+210 bpsY/Y growth (70) bps +2%+6%Y/Y growth

Global Warehousing Segment - Total

CONSOLIDATED FINANCIAL PERFORMANCE

	Three Months Ended December 31,			Year Ended December 31,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$537	$508	5.7 %	$2,060	$2,042	0.9 %
Warehouse services	486	472	3.0 %	1,890	1,845	2.4 %
Total global warehousing segment revenues	**$1,023**	**$980**	**4.4 %**	**$3,950**	**$3,887**	**1.6 %**
Labor[1]	389	355	9.6 %	1,498	1,417	5.7 %
Power	56	53	5.7 %	218	208	4.8 %
Other warehouse costs[2]	205	190	7.9 %	750	728	3.0 %
Total global warehousing segment cost of operations	**$650**	**$598**	**8.7 %**	**$2,466**	**$2,353**	**4.8 %**
Global warehousing segment NOI	**$373**	**$382**	**(2.4) %**	**$1,484**	**$1,534**	**(3.3) %**
Total global warehousing segment margin	36.5 %	39.0 %	(250) bps	37.6 %	39.5 %	(190) bps
Number of warehouse sites	482	469		482	469	
Warehouse storage[3]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	8,530	8,339	2.3 %	8,194	8,175	0.2 %
Economic occupancy percentage	83.5 %	83.9 %	(40) bps	81.0 %	83.1 %	(210) bps
Storage revenue per economic occupied pallet	$62.86	$60.99	3.1 %	$251.15	$249.82	0.5 %
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,948	7,764	2.4 %	7,597	7,569	0.4 %
Average physical pallet positions (in thousands)	10,219	9,935	2.9 %	10,119	9,836	2.9 %
Physical occupancy percentage	77.8 %	78.1 %	(30) bps	75.1 %	77.0 %	(190) bps
Storage revenue per physical occupied pallet	$67.46	$65.50	3.0 %	$270.95	$269.82	0.4 %
Warehouse services[3]						
Throughput pallets (in thousands)	14,033	13,334	5.2 %	54,284	52,573	3.3 %
Warehouse services revenue per throughput pallet	$31.73	$32.46	(2.2) %	$31.92	$32.17	(0.8) %

1. Excludes stock-based compensation expense and related employer-paid payroll taxes of $3 million and less than $1 million for the three months ended December 31, 2025 and 2024 respectively, and $9 million and $1 million for the years ended December 31, 2025 and 2024 respectively.
2. Includes real estate rent expense of $24 million and $24 million for the three months ended December 31, 2025 and 2024, respectively; and non-real estate rent expense (equipment lease and rentals) of $5 million and $6 million for the three months ended December 31, 2025 and 2024, respectively. Includes real estate rent expense of $93 million and $99 million for the years ended December 31, 2025 and 2024, respectively; and non-real estate rent expense (equipment lease and rentals) of $19 million and $18 million for the years ended December 31, 2025 and 2024, respectively.
3. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("Managed Sites").

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Global Warehousing Segment – Same Warehouse

SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended December 31,			Year Ended December 31,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$478	$473	1.1 %	$1,860	$1,899	(2.1) %
Warehouse services	423	435	(2.8) %	1,679	1,725	(2.7) %
Total same warehouse revenues	**$901**	**$908**	**(0.8) %**	**$3,539**	**$3,624**	**(2.3) %**
Labor	338	330	2.4 %	1,329	1,328	0.1 %
Power	49	48	2.1 %	192	191	0.5 %
Other warehouse costs	174	172	1.2 %	654	657	(0.5) %
Total same warehouse cost of operations	**$561**	**$550**	**2.0 %**	**$2,175**	**$2,176**	**— %**
Same warehouse NOI	**$340**	**$358**	**(5.0) %**	**$1,364**	**$1,448**	**(5.8) %**
Total same warehouse margin	37.7 %	39.4 %	(170) bps	38.5 %	40.0 %	(150) bps
Number of warehouse sites	413	413		413	413	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	7,663	7,718	(0.7) %	7,429	7,589	(2.1) %
Economic occupancy percentage	85.3 %	85.7 %	(40) bps	82.7 %	84.0 %	(130) bps
Storage revenue per economic occupied pallet	$62.35	$61.37	1.6 %	$250.25	$250.32	— %
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,123	7,185	(0.9) %	6,873	7,019	(2.1) %
Average physical pallet positions (in thousands)	8,981	9,007	(0.3) %	8,980	9,037	(0.6) %
Physical occupancy percentage	79.3 %	79.8 %	(50) bps	76.5 %	77.7 %	(120) bps
Storage revenue per physical occupied pallet	$67.07	$65.93	1.7 %	$270.52	$270.68	(0.1) %
Warehouse services[1]						
Throughput pallets (in thousands)	11,943	12,290	(2.8) %	47,875	49,016	(2.3) %
Warehouse services revenue per throughput pallet	$31.97	$32.19	(0.7) %	$31.79	$32.07	(0.9) %

1. Warehouse storage and warehouse services metrics exclude Managed Sites.

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Global Warehousing Segment – Non-Same Warehouse

NON-SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended December 31,			Year Ended Ended December 31,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$59	$35	68.6 %	$200	$143	39.9 %
Warehouse services	63	37	70.3 %	211	120	75.8 %
Total non-same warehouse revenues	**$122**	**$72**	**69.4 %**	**$411**	**$263**	**56.3 %**
Labor	51	25	104.0 %	169	89	89.9 %
Power	7	5	40.0 %	26	17	52.9 %
Other warehouse costs	31	18	72.2 %	96	71	35.2 %
Total non-same warehouse cost of operations	**$89**	**$48**	**85.4 %**	**$291**	**$177**	**64.4 %**
Non-same warehouse NOI	**$33**	**$24**	**37.5 %**	**$120**	**$86**	**39.5 %**
Total non-same warehouse margin	27.0 %	33.3 %	(630) bps	29.2 %	32.7 %	(350) bps
Number of warehouse sites	69	56		69	56	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	867	621	39.6 %	765	586	30.5 %
Economic occupancy percentage	70.0%	66.9%	310 bps	67.2%	73.3%	(610) bps
Storage revenue per economic occupied pallet	$67.35	$56.27	19.7 %	$259.80	$244.07	6.4 %
Average physical occupancy						
Average physical occupied pallets (in thousands)	825	579	42.5 %	724	550	31.6 %
Average physical pallet positions (in thousands)	1,238	928	33.4 %	1,139	799	42.6 %
Physical occupancy percentage	66.6%	62.4%	420 bps	63.6%	68.8%	(520) bps
Storage revenue per physical occupied pallet	$70.74	$60.26	17.4 %	$275.44	$260.15	5.9 %
Warehouse services[1]						
Throughput pallets (in thousands)	2,090	1,044	100.2 %	6,409	3,557	80.2 %
Warehouse services revenue per throughput pallet	$30.34	$35.58	(14.7) %	$32.83	$33.62	(2.3) %

1. Warehouse storage and warehouse services metrics exclude Managed Sites.

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Global Warehousing Segment – Same Warehouse (Q4 2025 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST EIGHT QUARTERS

	Three Months Ended								Y/Y % Change	
(in millions except revenue per pallet)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	Q4 2025 vs Q4 2024	YTD 2025 vs YTD 2024
Warehouse storage	$477	$475	$474	$473	$452	$459	$471	$478	1.1 %	(2.1) %
Warehouse services	426	428	436	435	415	418	423	423	(2.8) %	(2.7) %
Total same warehouse revenues	**$903**	**$903**	**$910**	**$908**	**$867**	**$877**	**$894**	**$901**	**(0.8) %**	**(2.3) %**
Labor	$333	$334	$331	$330	$328	$331	$332	$338	2.4 %	0.1 %
Power	43	46	54	48	44	45	54	49	2.1 %	0.5 %
Other warehouse costs	163	160	162	172	161	162	157	174	1.2 %	(0.5) %
Total same warehouse cost of operations	**$539**	**$540**	**$547**	**$550**	**$533**	**$538**	**$543**	**$561**	**2.0 %**	**— %**
Same warehouse NOI	**$364**	**$363**	**$363**	**$358**	**$334**	**$339**	**$351**	**$340**	**(5.0) %**	**(5.8) %**
Total same warehouse margin	*40.3 %*	*40.2 %*	*39.9 %*	*39.4 %*	*38.5 %*	*38.7 %*	*39.3 %*	*37.7 %*	*(170)bps*	*(150)bps*
Number of warehouse sites	413	413	413	413	413	413	413	413		
Warehouse storage[1]										
Average economic occupancy										
Average economic occupied pallets (in thousands)	7,582	7,547	7,508	7,718	7,408	7,261	7,382	7,663		
Economic occupancy percentage	83.8 %	83.3 %	83.1 %	85.7 %	82.4 %	80.8 %	82.4 %	85.3 %		
Storage revenue per economic occupied pallet	$62.96	$62.88	$63.11	$61.37	$60.97	$63.15	$63.78	$62.35		
Average physical occupancy										
Average physical occupied pallets (in thousands)	7,027	6,964	6,900	7,185	6,904	6,718	6,748	7,123		
Average physical pallet positions (in thousands)	9,053	9,059	9,029	9,007	8,994	8,986	8,961	8,981		
Physical occupancy percentage	77.6 %	76.9 %	76.4 %	79.8 %	76.8 %	74.8 %	75.3 %	79.3 %		
Storage revenue per physical occupied pallet	$67.93	$68.15	$68.69	$65.93	$65.42	$68.25	$69.77	$67.07		
Warehouse services[1]										
Throughput pallets (in thousands)	12,036	12,356	12,333	12,290	11,870	11,973	12,088	11,943		
Warehouse services revenue per throughput pallet	$32.40	$31.56	$32.14	$32.19	$31.84	$31.70	$31.68	$31.97		

Note: Same Warehouse figures based on the Q4 2025 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude Managed Sites.

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Global Warehouse Segment – Same Warehouse (2026 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST FOUR QUARTERS (2026 POOL)

	Three Months Ended				Twelve Months Ended
(in millions except revenue per pallet)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Warehouse storage	$470	$476	$488	$496	$1,930
Warehouse services	436	438	441	441	1,756
Total same warehouse revenues	**$906**	**$914**	**$929**	**$937**	**$3,686**
Power	$46	$47	$56	$51	$200
Labor	342	343	344	350	1,379
Other warehouse costs	169	169	166	182	686
Total same warehouse cost of operations	**$557**	**$559**	**$566**	**$583**	**$2,265**
Same warehouse NOI	**$349**	**$355**	**$363**	**$354**	**$1,421**
Total same warehouse margin	*38.5 %*	*38.8 %*	*39.1 %*	*37.8 %*	*38.6 %*
Number of warehouse sites	426	426	426	426	426
Warehouse storage[1]					
Average economic occupancy					
Average economic occupied pallets (in thousands)	7,678	7,538	7,644	7,946	7,701
Economic occupancy percentage	82.2 %	80.8 %	82.1 %	85.2 %	82.6 %
Storage revenue per economic occupied pallet	$61.11	$63.08	$63.82	$62.44	$250.45
Average physical occupancy					
Average physical occupied pallets (in thousands)	7,164	6,987	6,989	7,399	7,135
Average physical pallet positions (in thousands)	9,338	9,333	9,308	9,322	9,325
Physical occupancy percentage	76.7 %	74.9 %	75.1 %	79.4 %	76.5 %
Storage revenue per physical occupied pallet	$65.50	$68.05	$69.80	$67.05	$270.40
Warehouse services[1]					
Throughput pallets (in thousands)	12,512	12,594	12,642	12,551	50,299
Warehouse services revenue per throughput pallet	$31.96	$31.67	$31.69	$31.90	$31.80

Note: Same Warehouse figures based on the 2026 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude Managed Sites.

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Diversified Across Commodities, Customers and Geographies 20 Data as of December 31, 2025. Percentages may not sum to 100% due to rounding. 1. Year Ended December 31, 2025. 2. Reflects companies in the top 25 customers that are publicly-traded or have a publicly-traded parent with at least one investment grade rating from Moody’s, S&P or Fitch, weighted by customer trailing-twelve-months revenue share and includes legacy companies. 3. Weighted by revenues and includes legacy companies. 4. GWH (Global Warehouse Segment). Significant Revenue Diversification1 Top 25 Customer Revenue Concentration 33% Top 10 Customers That Utilize Services in >1 Country 7/10 Weighted Average Relationship Length of Top 25 Customers3 >30 years Publicly-Traded Top 25 Customers that are Investment Grade2 93% Largest Customer Revenue Concentration 3.6% Remaining Top 25, 7% GWH 4 Revenue Bakery, 7% Dairy, 7% Other, 8% Retail, 9% Beef, 7% Seafood, 13% Packaged Food, 11% Frozen Produce, 7% Lease, 4% Distributors, 2% Pork, 5% Fresh Produce, 2% Beverage, 2% GWH 4 Revenue North America, 74% Europe, 17% Asia-Pacific, 9% Total Revenue Top 15 Customers, 26% Remaining Customers, 67% Potatoes, 9%

Global Integrated Solutions Segment 21 1. Cost of operations excludes stock-based compensation expense and related employer-paid payroll taxes of $1 million and $2 million for the three months ended December 31, 2025 and 2024 respectively, and $5 million and $2 million for the years ended December 31, 2025 and 2024 respectively. 2. Transportation includes railcar leasing. Three Months Ended December 31, Year Ended December 31, (in millions) 2025 2024 Change 2025 2024 Change Global Integrated Solutions segment revenues $313 $359 (12.8) % $1,405 $1,453 (3.3) % Global Integrated Solutions cost of operations1 $252 $306 (17.6) % $1,154 $1,222 (5.6) % Global Integrated Solutions segment NOI $61 $53 15.1% $251 $231 8.7 % Global Integrated Solutions margin 19.5% 14.8% 470 bps 17.9% 15.9% 200 bps CONSOLIDATED FINANCIAL PERFORMANCE Global Integrated Solutions Breakdown YTD Revenue2

Greenfield and Expansion Projects

Greenfield and Expansion Projects Completed Within The Last 36 Months and in Process

Project Vintage (Months)	Project Count	Square Feet (in millions)	Cubic Feet (in millions)	Pallet Positions (in thousands)	Total Cost (in millions)[1]	Remaining Spend (in millions)[2]	Q4 2025 NOI (in millions)	LTM NOI (in millions)	Estimated Stabilized NOI (in millions)	Stabilized NOI Achieved[3]	Estimated Stabilized ROIC[4]
25-36	8	1.5	71	206	$385	$0	$8	$34	$35	97%	9%
13-24	4	0.6	37	115	284	0	2	2	28	6%	10%
1-12	3	0.4	5	61	88	6	(1)	(2)	8	(24%)	9%
1-36	**15**	**2.5**	**113**	**382**	**$757**	**$6**	**$9**	**$34**	**$71**	**48%**	**9%**
In Process	**9**	**1.9**	**144**	**443**	**$1,095**	**$679**	**($3)**	**($3)**	**$114**	**0%**	**10%**
Total	**24**	**4.4**	**257**	**826**	**$1,852**	**$686**	**$6**	**$31**	**$185**	**17%**	**10%**

Incremental NOI from Greenfield and Expansion Projects

Estimated Stabilized NOI		LTM NOI Achieved		Incremental NOI
$185M	-	$31M	=	$154M

Completed Projects by Q4 2025 Same Store Pool

	Project Count	Q4 2025 NOI (in millions)	LTM NOI (in millions)
Same Warehouse Pool	3	$3	$13
Non-Same Warehouse Pool	12	$6	$21
Total	**15**	**$9**	**$34**

Notes: Values expressed in millions unless otherwise stated. Totals may not sum due to rounding. As of December 31, 2025.

1. Total Cost is actual capex spend in addition to any forecasted capex spend subsequent to Go Live for projects that have gone live. Does not include third-party costs.
2. Remaining Spend is total project cost less actual spend to date.
3. Percentage of last twelve months revenue less operating expenses divided by stabilized revenue less operating expenses.
4. Defined as stabilized revenue less operating expenses divided by total cost.

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INTEREST EXPENSE SUMMARY Debt Summary 23 Interest Expense (in millions) Q4 2025 Q4 2025 YTD Revolver $ 24 $ 104 Term loan A 13 53 Unsecured notes 19 56 Other real estate secured debt 6 23 Kloosterboer preference shares 4 14 Failed sale-leaseback & non-debt interest 2 6 Total Gross Interest Expense $ 68 $ 256 Gain on hedge instruments (16) (73) Capitalized interest (5) (17) Interest income (2) (8) Amortization of deferred financing costs, discount on debt, and other financing fees 4 18 Finance lease liabilities interest 24 92 Interest Expense, net $ 73 $ 268

INTEREST RATE DERIVATIVES1 Derivative Instruments 241. Excludes interest rate swaps totaling $1B in notional value which were in effect throughout 2025 and matured on December 31, 2025. These swaps had a weighted average effective rate of 0.49%. 2. Refers to the weighted average SOFR rate that Lineage pays after the effect of the hedge. Instruments Designated as Accounting Hedges Number of Instruments Notional Effective Date Maturity Date Weighted Average Effective Rate2 Interest rate derivatives: (in millions) Interest rate cap 1 USD 375 January 9, 2023 January 9, 2026 2.00% Interest rate swap 2 USD 500 December 31, 2025 February 15, 2028 3.11% Forward-starting interest rate swap 3 USD 750 January 9, 2026 February 15, 2028 3.19% Instruments Not Designated as Accounting Hedges Number of Instruments Notional Effective Date Maturity Date Weighted Average Effective Rate2 Interest rate derivatives: (in millions) Interest rate cap 1 USD 750 January 9, 2023 January 9, 2026 2.00%

Debt Summary

DEBT DETAIL

(in millions)		Balance	Contracted Interest Rate	Effective Interest Rate[1]	Stated Maturity Date[2]
		As of December 31, 2025			
Unsecured revolving credit facility[3]	$	1,565	SOFR + 0.78%	3.98%	2/15/2029
Unsecured term loan		1,000	SOFR + 0.93%	4.57%	2/15/2029
Total unsecured loans	**$**	**2,565**			
Private placement (USD tranches) - Series A and B		675	2.39%	2.50%	Various
Private placement (EUR tranches) - Series C, D, G, H and I		728	2.06%	2.15%	Various
Private placement (GBP tranches) - Series E and F		371	2.05%	2.17%	Various
5.25% Notes		500	5.25%	5.64%	7/15/2030
4.125% Notes		823	4.13%	4.34%	11/26/2031
Fuentes		2	1.13%	1.13%	1/31/2028
Total unsecured notes	**$**	**3,099**			
Every Bear		228	4.51%	4.49%	10/10/2028
Richland (Incl. expansion)		160	4.10%	4.38%	1/1/2026
Cool Port		81	SOFR + 1.77%	5.95%	3/5/2029
Other		7	Various	Various	Various
Total other real estate secured debt	**$**	**476**			
Total debt	**$**	**6,140**			
Current portion long-term debt		(2)			
Deferred financing costs and discount on debt		(31)			
Total long-term debt, net	**$**	**6,107**			
Current portion long-term debt		2			
Total debt, net	**$**	**6,109**			
Finance lease obligations		1,295			
Failed sale-leaseback financing obligations		71			
Kloosterboer preference shares		294			
Total debt and debt-like obligations	**$**	**7,769**			
Deferred financing costs/discount on debt issued		31			
Gross debt	**$**	**7,800**			
Less: remaining available cash and cash equivalent		65			
Net debt	**$**	**7,735**			

1. All effective interest rates presented include the amortization of deferred financing costs, discount on debt, above/below-market debt, and facility fees. The unsecured credit facility and unsecured term loan also include the effects of hedging instruments in place as of December 31, 2025.
2. Stated maturity dates assume the exercise of extension options.
3. Contracted RCF interest rate excludes 0.15% facility fee which is applied to the full $3.5 billion capacity.

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DEBT COMPOSITION (in millions) Debt Summary 26 Fixed vs. Floating Secured vs. Unsecured By Currency 2026 2027 2028 2029 2030 2031+ Interest Rate of Maturing Debt(1) 2.5% 3.5% 3.1% 4.2% 5.6% 3.6% 1. Represents the weighted average effective interest rate of the debt maturing in each year, based on interest rates in effect on December 31, 2025. This calculation includes the effect of amortization of deferred financing costs, discount on debt, above/below-market debt, and facility fees, as well as our hedging instruments. Fixed $3,494 57% Floating - hedged $1,625 26% Floating - unhedged $1,021 17% Secured $476 8% Unsecured $5,664 92% USD $3,969 65% EUR $1,567 26% Other $604 10%

Debt Summary - Leverage Ratio and Adjusted Leverage Ratio 27 (in millions) 12/31/2025 Net debt $ 7,735 Less: Development under construction1 (416) Less: Unstabilized developments2 (635) Adjusted net debt $ 6,684 LTM adj. EBITDA $ 1,298 Less: Development under construction1 3 Less: Unstabilized developments2 (21) Effect of acquisitions & divestitures as if impacting the entire period3 11 Transaction adjusted EBITDA $ 1,291 Adjusted net debt to transaction adjusted EBITDA 5.2x During the construction period and until the assets have fully ramped up, Lineage's greenfields and expansions generally put upward pressure on leverage by increasing debt borrowings and decreasing EBITDA. Similarly, acquisitions & divestitures during a given period impact Lineage's debt but do not contribute a full year's EBITDA. The calculation at right demonstrates what Lineage's adjusted net debt to EBITDA would be if the capitalized cost of the constructed assets and their corresponding EBITDA were removed from the calculation, as well as if acquisitions & divestitures impacted the full period. (in millions) 12/31/2025 Total debt $ 6,140 Debt-like obligations 1,660 Gross debt $ 7,800 Cash and cash equivalents (excluding restricted cash) (65) Net debt $ 7,735 LTM Adj. EBITDA 1,298 Net debt/LTM Adj. EBITDA 6.0x Leverage Ratio: Net Debt to Adjusted EBITDA Adjusted Leverage Ratio: Net Debt to Transaction Adjusted EBITDA See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. Includes all greenfield and expansion projects that are not yet completed as of 12/31/2025. 2. Includes all recently completed greenfield and expansion projects which are not yet included in the same store pool. 3. For acquisitions, effect calculated as the difference between the actual recorded EBITDA during the period and the annualized amount implied by that actual recorded EBITDA. For divestitures, effect removes the actual recorded EBITDA during the period.

Debt Covenant Performance 28 As of Required December 31, 2025 5.25% & 4.125% Notes Covenants Limitation on total outstanding debt ≤ 60% 30% Limitation on secured debt ≤ 40% 7% Maintenance of total unencumbered assets ≥ 150% 329% Debt service test1 ≥ 1.5x 5.1x 1. Debt Service Test is defined as the ratio of Adj. EBITDA to Interest Expense for the trailing twelve months.

Capital Expenditures and Acquisitions

RECURRING MAINTENANCE CAPITAL EXPENDITURES

(in millions)	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Y/Y Change
Global warehousing	$57	$29	$35	$35	$42	(26.3) %
Global integrated solutions	$11	$1	$4	$6	$10	(9.1) %
Information technology and other	$4	$2	$3	$2	$4	— %
Recurring maintenance capital expenditures	**$72**	**$32**	**$42**	**$43**	**$56**	**(22.2) %**

INTEGRATION CAPITAL EXPENDITURES

(in millions)	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Y/Y Change
Global warehousing	$33	$8	$15	$19	$26	(21.2) %
Global integrated solutions	$2	$–	$–	$1	$–	n.m.
Information technology and other	$8	$4	$3	$4	$3	(62.5) %
Integration capital expenditures	**$43**	**$12**	**$18**	**$24**	**$29**	**(32.6) %**

EXTERNAL GROWTH CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS

(in millions)	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Y/Y Change
Greenfield and expansion expenditures	$73	$37	$53	$92	$120	64.4 %
Energy and economic return initiatives	$18	$16	$25	$16	$31	72.2 %
Information technology transformation and growth initiatives	$5	$14	$18	$17	$17	240.0 %
External growth capital investments	**$96**	**$67**	**$96**	**$125**	**$168**	**75.0 %**

TOTAL CAPITAL EXPENDITURES AND ACQUISITIONS

(in millions)	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Y/Y Change
Recurring maintenance capital expenditures	$72	$32	$42	$43	$56	(22.2) %
Integration capital expenditures	$43	$12	$18	$24	$29	(32.6) %
External growth capital investments	$96	$67	$96	$125	$168	75.0 %
Total capital expenditures	**$211**	**$111**	**$156**	**$192**	**$253**	**19.9 %**
Acquisitions, including equity issued and net of cash acquired and adjustments	$233	$—	$439	$2	$2	n.m.
Total capital expenditures and acquisitions	**$444**	**$111**	**$595**	**$194**	**$255**	**(42.6) %**

1) n.m. (not meaningful) is used in place of percentage changes where the change is excessive, involves a comparison between income and loss amounts, or involves a comparison to zero.

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29

Repair and Maintenance Expenses 30 (in millions) Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Y/Y Change Global warehousing $35 $34 $38 $38 $41 17.1 % Global integrated solutions $14 $13 $15 $14 $13 (7.1) % Repair and maintenance expenses $49 $47 $53 $52 $54 10.2%

HISTORICAL OCCUPANCY AND MINIMUM STORAGE GUARANTEES Global Warehouse Segment 311. Minimum storage guarantees are calculated as guaranteed storage and rent revenue in the most recent month annualized as a percent of total storage and rent revenue for the trailing twelve months. 80.4% 76.8% 77.8% 77.3% 76.7% 77.2% 79.1% 83.4% 81.9% 79.8% 77.7% 80.8% 77.6% 76.6% 75.4% 78.1% 75.4% 73.3% 73.7% 77.8% 84.5% 81.1% 82.6% 81.3% 80.2% 81.0% 83.7% 87.7% 87.3% 85.1% 84.3% 87.2% 83.6% 82.9% 82.0% 83.9% 81.0% 79.1% 80.3% 83.5% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Physical Occupancy Economic Occupancy Average Economic and Physical Occupancy in Our Global Warehousing Segment 41.8% 43.5% 43.9% 44.0% 42.0% 44.9% 46.7% 46.1% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% Contracts with Minimum Storage Guaranteed & Lease Revenue1 (as % of Rent and Storage Revenue)

HISTORICAL SAME WAREHOUSE NOI GROWTH – AS REPORTED Global Warehouse Segment 321. As reported. Same Warehouse NOI – Recent Trend1 Q1 Q2 Q3 Q4 FY 2023 22.5% 19.0% 11.0% 9.0% 15.3% 2024 (2.9)% (2.3)% 2.4% 1.2% (0.6)% 2025 (7.9)% (6.3)% (3.6)% (5.0)% (5.8)%

Consolidated Balance Sheets 33 December 31, December 31, (in millions, except par values) 2025 2024 Assets Current assets: Cash, cash equivalents, and restricted cash $ 66 $ 175 Accounts receivable, net 896 826 Inventories 145 187 Prepaid expenses and other current assets 132 97 Total current assets 1,239 1,285 Non-current assets: Property, plant, and equipment, net 11,338 10,627 Finance lease right-of-use assets, net 1,101 1,254 Operating lease right-of-use assets, net 616 627 Equity method investments 131 124 Goodwill 3,466 3,338 Other intangible assets, net 1,090 1,127 Other assets 204 279 Total assets $ 19,185 $ 18,661 Liabilities, Redeemable Noncontrolling Interests, and Equity Current liabilities: Accounts payable and accrued liabilities $ 1,331 $ 1,220 Accrued dividends and distributions 134 134 Deferred revenue 81 83 Current portion of long-term debt, net 2 56 Total current liabilities 1,548 1,493 Non-current liabilities: Long-term finance lease obligations 1,216 1,249 Long-term operating lease obligations 599 605 Deferred income tax liability 303 304 Long-term debt, net 6,107 4,906 Other long-term liabilities 169 410 Total liabilities 9,942 8,967 Commitments and contingencies Redeemable noncontrolling interests 7 43 Stockholders’ equity: Common stock, $0.01 par value per share – 500 authorized shares; 227 issued and outstanding at December 31, 2025 and 228 issued and outstanding at December 31, 2024 2 2 Additional paid-in capital - common stock 10,780 10,764 Retained earnings (accumulated deficit) (2,439) (1,855) Accumulated other comprehensive income (loss) (97) (273) Total stockholders’ equity 8,246 8,638 Noncontrolling interests 990 1,013 Total equity 9,236 9,651 Total liabilities, redeemable noncontrolling interests, and equity $ 19,185 $ 18,661

Consolidated Statements of Operations 34 Three Months Ended December 31, Year Ended December 31, (in millions, except per share amounts) 2025 2024 2025 2024 Net revenues $ 1,336 $ 1,339 $ 5,355 $ 5,340 Cost of operations 906 906 3,634 3,578 General and administrative expense 132 145 574 539 Depreciation expense 173 181 675 659 Amortization expense 56 55 220 217 Acquisition, transaction, and other expense 3 39 67 651 Goodwill impairment 20 — 48 — Restructuring, impairment, and (gain) loss on disposals (21) 34 (44) 57 Total operating expense 1,269 1,360 5,174 5,701 Income from operations 67 (21) 181 (361) Other income (expense): Equity income (loss), net of tax — (3) (3) (6) Gain (loss) on foreign currency transactions, net (8) (30) 28 (25) Interest expense, net (73) (61) (268) (430) Gain (loss) on extinguishment of debt — (4) (3) (17) Other nonoperating income (expense), net 6 (2) (50) (1) Total other income (expense), net (75) (100) (296) (479) Net income (loss) before income taxes (8) (121) (115) (840) Income tax expense (benefit) (14) (41) (2) (89) Net income (loss) 6 (80) (113) (751) Less: Net income (loss) attributable to noncontrolling interests — (9) (13) (87) Net income (loss) attributable to Lineage, Inc. $ 6 $ (71) $ (100) $ (664) Other comprehensive income (loss), net of tax: Unrealized gain (loss) on interest rate hedges and foreign currency hedges (15) (4) (61) (60) Foreign currency translation adjustments 35 (236) 258 (207) Comprehensive income (loss) 26 (320) 84 (1,018) Less: Comprehensive income (loss) attributable to noncontrolling interests 2 (34) 8 (115) Comprehensive income (loss) attributable to Lineage, Inc. $ 24 $ (286) $ 76 $ (903) Basic earnings (loss) per share $ 0.03 $ (0.33) $ (0.43) $ (3.70) Diluted earnings (loss) per share $ 0.03 $ (0.33) $ (0.43) $ (3.70) Weighted average common shares outstanding: Basic 228 228 228 191 Diluted 228 228 228 191

Consolidated Statements of Cash Flows 35 Year Ended December 31, (in millions) 2025 2024 2023 Cash flows from operating activities: Net income (loss) $ (113) $ (751) $ (96) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Provision for credit losses 6 5 6 Impairment of long-lived assets and other intangible assets 4 98 9 Goodwill impairment 48 — — Gain on insurance recovery (58) (76) — Depreciation and amortization 895 876 760 (Gain) loss on extinguishment of debt, net 3 17 — Amortization of deferred financing costs, discount, and above/below market debt 12 19 21 Stock-based compensation 126 215 26 (Gain) loss on foreign currency transactions, net (28) 25 (4) Deferred income tax (16) (105) (58) Put Options fair value adjustment 30 31 — Proceeds from insurance recoveries - business interruption 8 — — (Gain) loss on divestitures, net 52 — 21 (Gain) loss from sale of assets, net (23) 10 10 Vesting of Class D interests — 185 — One-time Internalization expense to Bay Grove — 200 — Other operating activities 8 9 (1) Changes in operating assets and liabilities (excluding effects of acquisitions): Accounts receivable (37) 64 43 Prepaid expenses, other assets, and other long-term liabilities (11) (29) (12) Inventories (5) (18) 8 Accounts payable and accrued liabilities and deferred revenue 40 (85) 51 Right-of-use assets and lease obligations 2 13 12 Net cash provided by operating activities $ 943 $ 703 $ 796 Cash flows from investing activities: Acquisitions, net of cash acquired (443) (346) (283) Purchase of property, plant, and equipment (747) (691) (766) Proceeds from sale of assets 70 7 19 Proceeds from divestiture, net of cash 14 — — Proceeds from insurance recovery on impaired long-lived assets 51 105 — Investments in Emergent Cold LatAm Holdings, LLC (9) (20) (31) Proceeds from repayment of notes by related parties — 15 — Other investing activity (3) 11 (5) Net cash used in investing activities $ (1,067) $ (919) $ (1,066)

Consolidated Statements of Cash Flows (continued) 36 Year Ended December 31, (in millions) 2025 2024 2023 Cash flows from financing activities: Capital contributions, net of equity raise costs $ — $ — $ 142 Dividends and other distributions (537) (234) (46) Redemption of redeemable noncontrolling interests (28) (6) — Repurchase of common shares for employee income taxes on stock-based compensation (12) (46) — Financing fees (13) (45) — Proceeds from long-term debt, net of discount 1,298 2,481 — Repayments of long-term debt and finance leases (231) (7,112) (96) Payment of deferred and contingent consideration liabilities (6) (46) (36) Borrowings on Revolving Credit Facility 2,834 4,112 1,431 Repayments on Revolving Credit Facility (3,060) (3,512) (1,216) Settlement of Put Option liability (144) (27) — Issuance of common stock in IPO, net of equity raise costs — 4,879 (6) Redemption of units issued as stock compensation — (2) (12) Redemption of common stock (82) (42) (12) Redemption of OPEUs — (75) — Other financing activity (5) (5) (13) Net cash provided by financing activities $ 14 $ 320 $ 136 Impact of foreign exchange rates on cash, cash equivalents, and restricted cash 1 — 3 Net increase (decrease) in cash, cash equivalents, and restricted cash (109) 104 (131) Cash, cash equivalents, and restricted cash at the beginning of the period $ 175 $ 71 $ 202 Cash, cash equivalents, and restricted cash at the end of the period $ 66 $ 175 $ 71 Supplemental disclosures of cash flow information: Cash paid for taxes, net of refunds $ 26 $ 36 $ 31 Cash paid for interest, net of capitalized interest $ 299 $ 523 $ 594 Noncash activities: Purchases of property, plant, and equipment in Accounts payable and accrued liabilities $ 87 $ 118 $ 104 Accrued dividends, distributions, and dividend equivalents $ 136 $ 135 $ 109 Assets acquired through exercise of a purchase option in a finance lease $ 96 $ — $ — Net deferred and contingent consideration on acquisitions $ 1 $ 12 $ 11 Issuance of Put Option liability $ — $ 103 $ — Debt assumed on acquisitions $ — $ 14 $ 3 Equity raise costs $ — $ 6 $ — Equity issued on acquisitions $ — $ — $ 6 Noncash capital contributions $ — $ — $ (3) Noncash common stock issuances $ — $ 1 $ —

37 Appendix: Non-GAAP Reconciliations

Non-GAAP Reconciliations

TOTAL SEGMENT NOI RECONCILIATION TO NET INCOME

	Three Months Ended December 31,				Year Ended December 31,			
(in millions)	2022	2023	2024	2025	2022	2023	2024	2025
Net Income (Loss)	**$(18)**	**$(57)**	**$(80)**	**$6**	**$(76)**	**$(96)**	**$(751)**	**$(113)**
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	—	—	2	4	—	—	3	14
General and administrative expense	112	141	145	132	399	502	539	574
Depreciation expense	116	150	181	173	480	552	659	675
Amortization expense	52	53	55	56	198	208	217	220
Acquisition, transaction, and other expenses	14	15	39	3	66	60	651	67
Goodwill impairment	—	—	—	20	—	—	—	48
Restructuring, impairment, and (gain) loss on disposals	9	21	34	(21)	15	32	57	(44)
Equity (income) loss, net of Tax	—	1	3	—	—	3	6	3
(Gain) loss on foreign currency transactions, net	(18)	(13)	30	8	24	(4)	25	(28)
Interest expense, net	111	133	61	73	347	490	430	268
(Gain) loss on extinguishment of Debt	—	—	4	—	(2)	—	17	3
Other nonoperating (income) expense, net	—	—	2	(6)	(2)	19	1	50
Income tax expense (benefit)	1	(6)	(41)	(14)	6	(14)	(89)	(2)
Total segment NOI	**$379**	**$438**	**$435**	**$434**	**$1,455**	**$1,752**	**$1,765**	**$1,735**
Net revenues	$1,328	$1,334	$1,339	$1,336	$4,928	$5,342	$5,340	$5,355
NOI Margin[1]	*28.5 %*	*32.8 %*	*32.5 %*	*32.5 %*	*29.5 %*	*32.8 %*	*33.1 %*	*32.4 %*
NOI Growth[2]		*15.6 %*	*(0.7)%*	*(0.2)%*		*20.4 %*	*0.7 %*	*(1.7)%*

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

1. NOI Margin is calculated as NOI divided by Net revenues.
2. Reflects year-over-year growth for each respective period.

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Non-GAAP Reconciliations

TOTAL SEGMENT NOI RECONCILIATION TO NET INCOME - LAST EIGHT QUARTERS (Q4 2025 POOL)

(in millions)	Three Months Ended							
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Net Income (Loss)	**$(48)**	**$(80)**	**$(543)**	**$(80)**	**$—**	**$(7)**	**$(112)**	**$6**
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	—	—	1	2	1	5	4	4
General and administrative expense	124	127	143	145	154	143	145	132
Depreciation expense	158	164	156	181	158	170	174	173
Amortization expense	53	55	54	55	54	54	56	56
Acquisition, transaction, and other expense	8	12	592	39	15	37	12	3
Goodwill impairment	—	—	—	—	—	—	28	20
Restructuring, impairment, and (gain) loss on disposals	—	15	8	34	(21)	3	(5)	(21)
Equity (income) loss, net of Tax	2	1	—	3	4	(3)	2	—
(Gain) loss on foreign currency transactions, net	11	(2)	(14)	30	(16)	(26)	6	8
Interest expense, net	139	148	82	61	60	67	68	73
(Gain) loss on extinguishment of debt	7	—	6	4	—	—	3	—
Other nonoperating (income) expense, net	—	—	(1)	2	—	(1)	57	(6)
Income tax expense (benefit)	(10)	7	(45)	(41)	8	(7)	11	(14)
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**	**$435**	**$449**	**$434**
NOI by Segment								
Global warehousing NOI	$385	$384	$383	$382	$360	$367	$384	$373
Global integrated solutions NOI	59	63	56	53	57	68	65	61
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**	**$435**	**$449**	**$434**
Global warehousing NOI								
Same warehouse NOI (Q4 2025 pool)	$364	$363	$363	$358	$334	$339	$351	$340
Non-same warehouse NOI	21	21	20	24	26	28	33	33
Total global warehousing NOI	**$385**	**$384**	**$383**	**$382**	**$360**	**$367**	**$384**	**$373**
Same store warehouses (Q4 2025 pool)	**413**	**413**	**413**	**413**	**413**	**413**	**413**	**413**

Note: Same Warehouse figures based on the Q4 2025 Same Store asset pool.
See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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ADJUSTED EBITDA RECONCILIATION TO NET INCOME YTD Non-GAAP Reconciliations 40See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Year Ended December 31, (in millions) 2022 2023 2024 2025 Net Income (loss) $(76) $(96) $(751) $(113) Adjustments: Depreciation and amortization expense $678 $760 $876 $895 Interest expense, net 347 490 430 268 Income tax expense (benefit) 6 (14) (89) (2) EBITDA $955 $1,140 $466 $1,048 Adjustments: Net loss (gain) on sale of real estate assets $4 $8 $10 $(23) Impairment of real estate assets — 2 11 2 Allocation of EBITDAre of noncontrolling interests (5) (3) (1) — EBITDAre $954 $1,147 $486 $1,027 Adjustments: Net (gain) loss on sale of non-real estate assets $5 $2 $(1) $1 Other nonoperating (income) expense, net (2) 19 1 50 Acquisition, restructuring, and other 71 73 542 87 Technology transformation — — 22 23 (Gain) loss on property destruction — — (51) (53) (Gain) loss on foreign currency transactions, net 24 (4) 25 (28) Stock-based compensation expense and related employer-paid payroll taxes 17 26 215 127 (Gain) loss on extinguishment of debt (2) — 17 3 Goodwill impairment — — — 48 Impairment of other intangible assets — 7 63 1 Impairment of other non-real estate assets — — — 2 Allocation related to unconsolidated JVs 7 8 11 11 Allocation adjustments of noncontrolling interests — — (1) (1) Adjusted EBITDA $1,074 $1,278 $1,329 $1,298 Net revenues $4,928 $5,342 $5,340 $5,355 Adjusted EBITDA as a % of Revenue 21.8% 23.9% 24.9% 24.2 % Adjusted EBITDA Growth 19.0% 4.0% (2.3)%

ADJUSTED EBITDA RECONCILIATION TO NET INCOME QTD Non-GAAP Reconciliations 41See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended December 31, (in millions) 2022 2023 2024 2025 Net Income (loss) $(18) $(57) $(80) $6 Adjustments: Depreciation and amortization expense 168 203 236 $229 Interest expense, net 111 133 61 73 Income tax expense (benefit) 1 (6) (41) (14) EBITDA $262 $273 $176 $294 Adjustments: Net loss (gain) on sale of real estate assets 4 1 5 (26) Impairment of real estate assets — — 2 2 Allocation of EBITDAre of noncontrolling interests — (1) 1 — EBITDAre $266 $273 $184 $270 Adjustments: Net (gain) loss on sale of non-real estate assets 6 5 1 4 Other nonoperating (income) expense, net — — 2 (6) Acquisition, restructuring, and other 12 23 46 8 Technology transformation — — 7 6 (Gain) loss on property destruction — — (47) (6) (Gain) loss on foreign currency transactions, net (18) (13) 30 8 Stock-based compensation expense and related employer-paid payroll taxes 4 7 44 19 (Gain) loss on extinguishment of debt — — 4 — Goodwill impairment — — — 20 Impairment of other intangible assets — 7 63 — Impairment of other non-real estate assets — — — — Allocation related to unconsolidated JVs 1 2 2 4 Allocation adjustments of noncontrolling interests — 1 (1) — Adjusted EBITDA $271 $305 $335 $327 Net revenues $1,328 $1,334 $1,339 $1,336 Adjusted EBITDA as a % of Revenue 20.4% 22.9% 25.0% 24.5 % Adjusted EBITDA Growth 12.5% 9.8% (2.4)%

Non-GAAP Reconciliations

ADJUSTED EBITDA RECONCILIATION TO NET INCOME - LAST TWELVE MONTHS (LTM)

	Three Months Ended				Year Ended
(in millions)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Net Income (loss)	**$—**	**$(7)**	**$(112)**	**$6**	**$(113)**
Adjustments:					
Depreciation and amortization expense	212	224	230	229	895
Interest expense, net	60	67	68	73	268
Income tax expense (benefit)	8	(7)	11	(14)	(2)
EBITDA	**$280**	**$277**	**$197**	**$294**	**$1,048**
Adjustments:					
Net loss (gain) on sale of real estate assets	—	3	—	(26)	(23)
Impairment of real estate assets	—	—	—	2	2
Allocation of EBITDAre of noncontrolling interests	—	(1)	1	—	—
EBITDAre	**$280**	**$279**	**$198**	**$270**	**$1,027**
Adjustments:					
Net (gain) loss on sale of non-real estate assets	(2)	—	(1)	4	1
Other nonoperating (income) expense, net	—	(1)	57	(6)	50
Acquisition, restructuring, and other	17	48	14	8	87
Technology transformation	5	7	5	6	23
(Gain) loss on property destruction	(24)	(13)	(10)	(6)	(53)
(Gain) loss on foreign currency transactions, net	(16)	(26)	6	8	(28)
Stock-based compensation expense and related employer-paid payroll taxes	40	30	38	19	127
(Gain) loss on extinguishment of debt	—	—	3	—	3
Goodwill impairment	—	—	28	20	48
Impairment of other intangible assets	—	—	1	—	1
Impairment of other non-real estate assets	1	—	1	—	2
Allocation related to unconsolidated JVs	3	2	2	4	11
Allocation adjustments of noncontrolling interests	—	—	(1)	—	(1)
Adjusted EBITDA	**$304**	**$326**	**$341**	**$327**	**$1,298**
Adjustments:					
Impact of development under construction	—	—	—	3	3
Impact of unstabilized development projects	(4)	(4)	(6)	(7)	(21)
Effect of acquisitions & divestitures as if impacting the entire period	10	4	(2)	(1)	11
Transaction Adjusted EBITDA	**$310**	**$326**	**$333**	**$322**	**$1,291**

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See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME QTD

	Three Months Ended December 31, 2022	2023	2024	2025
Net Income (loss)	**$(18)**	**$(57)**	**$(80)**	**$6**
Adjustments:				
Real estate depreciation	$70	$87	$91	$95
In-place lease intangible amortization	2	1	2	1
Net loss (gain) on sale of real estate assets	4	1	5	(26)
Impairment of real estate assets	—	—	2	2
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	1	—	—	—
Allocation of noncontrolling interests	1	—	1	—
FFO	**$60**	**$32**	**$21**	**$78**
Adjustments:				
Net (gain) loss on sale of non-real estate assets	$6	$5	$1	$4
Finance lease ROU asset amortization - real estate	19	17	19	18
Goodwill impairment	—	—	—	20
Impairment of other intangible assets	—	—	63	—
Impairment of other non-real estate assets	—	7	—	—
Other nonoperating (income) expense, net	—	—	2	(6)
Acquisition, restructuring, and other	12	23	47	12
Technology transformation	—	—	7	6
(Gain) loss from property destruction	—	—	(47)	(6)
(Gain) loss on foreign currency transactions, net	(18)	(13)	30	8
(Gain) loss on extinguishment of debt	—	—	4	—
Core FFO	**$79**	**$71**	**$147**	**$134**
Adjustments:				
Non-real estate depreciation and amortization	$72	$91	$117	$106
Finance lease ROU asset amortization - non-real estate	4	8	8	9
Amortization of deferred financing costs, discount, and above/below market debt	5	6	2	4
Deferred income taxes expense (benefit)	(10)	(10)	(34)	(3)
Straight line net operating rent	—	2	—	1
Amortization of above / below market leases	—	—	—	(1)
Stock-based compensation expense and related employer-paid payroll taxes	4	7	44	19
Recurring maintenance capital expenditures	(54)	(89)	(72)	(56)
Allocation related to unconsolidated JVs	—	1	1	1
Allocation of noncontrolling interests	—	(1)	—	—
Adjusted FFO	**$100**	**$86**	**$213**	**$214**
Reconciliation of weighted average common shares outstanding:				
Weighted average common shares outstanding	157	162	228	228
Partnership common units and OP units held by Non-Company LPs	20	20	22	22
Equity compensation and other units	—	—	7	7
Adjusted diluted weighted average common shares outstanding	**177**	**182**	**257**	**257**
Adjusted FFO per diluted common share	**$0.56**	**$0.47**	**$0.83**	**$0.83**

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.
Quarter-to-date Adjusted FFO per share may not add to year-to-date Adjusted FFO per share due to rounding.

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Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME YTD

(in millions)	Year Ended December 31, 2022	2023	2024	2025
Net Income (loss)	$(76)	$(96)	$(751)	$(113)
Adjustments:				
Real estate depreciation	292	325	356	371
In-place lease intangible amortization	9	7	8	5
Net loss (gain) on sale of real estate assets	4	8	10	(23)
Impairment of real estate assets	—	2	11	2
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	3	3	2	2
Allocation of noncontrolling interests	(3)	—	—	1
FFO	$229	$249	$(364)	$245
Adjustments:				
Net (gain) loss on sale of non-real estate assets	5	2	(1)	1
Finance lease ROU asset amortization - real estate	75	70	72	71
Goodwill impairment	—	—	—	48
Impairment of other intangible assets	—	7	63	1
Impairment of other non-real estate assets	—	—	—	2
Other nonoperating (income) expense, net	(2)	19	1	50
Acquisition, restructuring, and other	71	73	547	102
Technology transformation	—	—	22	23
(Gain) loss from property destruction	—	—	(51)	(53)
(Gain) loss on foreign currency transactions, net	24	(4)	25	(28)
(Gain) loss on extinguishment of debt	(2)	—	17	3
Core FFO	$400	$416	$331	$465
Adjustments:				
Non-real estate depreciation and amortization	288	334	411	414
Finance lease ROU asset amortization - non-real estate	14	23	29	34
Amortization of deferred financing costs, discount, and above/below market debt	17	21	19	12
Deferred income taxes expense (benefit)	(42)	(58)	(105)	(16)
Straight line net operating rent	—	6	(3)	1
Amortization of above / below market leases	1	—	(1)	(1)
Stock-based compensation expense and related employer-paid payroll taxes	17	26	215	127
Recurring maintenance capital expenditures	(145)	(208)	(195)	(173)
Allocation related to unconsolidated JVs	1	3	5	3
Allocation of noncontrolling interests	1	(1)	(1)	(1)
Adjusted FFO	$552	$562	$705	$865
Reconciliation of weighted average common shares outstanding:				
Weighted average common shares outstanding	152	162	191	228
Partnership common units and OP units held by Non-Company LPs	20	20	21	22
Equity compensation and other units	—	—	2	7
Adjusted diluted weighted average common shares outstanding	172	182	214	257
Adjusted FFO per diluted common share	$3.21	$3.09	$3.29	$3.37

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See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.
Quarter-to-date Adjusted FFO per share may not add to year-to-date Adjusted FFO per share due to rounding.
End of period, fully diluted shares outstanding, for AFFO calculations, as of 4Q25 is 257 million shares.

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NET DEBT RECONCILIATION Non-GAAP Reconciliations 45 See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. LTM Adjusted EBITDA represents Adjusted EBITDA for the twelve months ended December 31, 2025. As of December 31, (in millions) 2025 Total debt, net $6,109 Finance lease obligations 1,295 Total sale-leaseback financing obligations 71 Kloosterboer preference shares 294 Total debt and debt-like obligations $7,769 Deferred financing costs and discount on debt issued 31 Gross debt $7,800 Less: Cash and cash equivalents (excluding restricted cash) 65 Net debt $7,735 LTM Adjusted EBITDA1 $1,298 Net debt to LTM Adjusted EBITDA 6.0x

We use the following non-GAAP financial measures as supplemental performance measures of our business: Segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Adjusted EBITDA margin, net debt, net debt to LTM Adjusted EBITDA, and adjusted net debt to transaction adjusted EBITDA. We also use same warehouse and non-same warehouse metrics. We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense). We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do. We calculate EBITDA as net income or loss determined in accordance with GAAP, excluding depreciation and amortization expense, interest expense, net, and income tax expense or benefit. We also calculate EBITDA for Real Estate, or “EBITDAre”, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT”, as EBITDA further adjusted for net loss or gain on sale of real estate assets, net of withholding taxes, impairment of real estate assets, and adjustments to reflect our share of EBITDAre for partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies. In addition, we calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, loss or gain on debt extinguishment and modification, impairments of goodwill and other non-real estate assets including intangible assets, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre, which we do not believe are indicative of our core business operations. We calculate Transaction adjusted EBITDA as Adjusted EBITDA removing the EBITDA of developments under construction, unstabilized developments, and divestitures and annualizing the EBITDA from recent acquisitions. Developments under construction represent all greenfield and expansion projects that are not yet completed as of the end of the period. Unstabilized developments represent all recently completed greenfield and expansion projects which are not yet included in the same store pool. For acquisitions, the EBITDA adjustment is calculated as the difference between the actual recorded EBITDA during the period attributable to the acquired business and the annualized amount implied by that actual recorded EBITDA. For the divestitures adjustment, we use the actual recorded EBITDA during the period. We use transaction adjusted EBITDA in the calculation of Adjusted net debt to transaction adjusted EBITDA ratio. EBITDAre, Adjusted EBITDA,and Transaction adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre, Adjusted EBITDA, and Transaction adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre, Adjusted EBITDA, or Transaction adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre, Adjusted EBITDA, and Transaction adjusted EBITDA have limitations as analytical tools, including the following: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements. We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above-described measure of our operations across periods. (continued on following slide) Non-GAAP Financial Measures 46

(continued) We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, impairments of goodwill and other non-real estate assets including intangible assets, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors, and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated financial statements included elsewhere in this Presentation. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We calculate net debt as our gross debt (defined as total debt, net plus finance lease obligations, failed sale-leaseback financing obligations, deferred financing costs, above/below market debt, net and the Kloosterboer preference shares), less cash and cash equivalents (excluding restricted cash). Net debt to LTM Adjusted EBITDA is calculated using net debt as of period end divided by Adjusted EBITDA for the twelve months then ended. We use this ratio to evaluate our capital structure and financial leverage. This ratio is also commonly used in our industry, and we believe it provides investors, lenders and rating agencies a meaningful supplemental measure of our ability to repay and service our debt obligations. Other REITs may also calculate this ratio or other similarly-captioned metrics in a manner different than we do. We calculate Adjusted net debt as net debt adjusted for the capitalized cost of the constructed greenfield and expansion projects that are not yet completed as of the period end and the capitalized cost of all recently completed greenfield and expansion projects which are not yet included in the same store pool. We use Adjusted net debt in the calculation of Adjusted net debt to Transaction adjusted EBITDA ratio. This is a financial leverage measure that we believe is meaningful to investors because it excludes the effect of our greenfields and expansions that have not yet fully normalized in operations and acquisitions, both of which increase debt borrowings for the capital required for their construction or acquisition and do not generally have the corresponding EBITDA impact in their initial period of operation. We believe these amounts would not be indicative of the true financial leverage of our operations. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant. Non-GAAP Financial Measures 47

Other Definitions 48 Global Warehousing Segment Revenues Warehouse storage Storage revenues relate to the act of storing products for our customers within our warehouses. Storage revenues can be in the form of storage fees we charge customers for utilization of non-exclusive space or a set amount of reserved space in a warehouse, blast freezing fees we charge customers for utilization of specific ultra-cold spaces within a warehouse designed to rapidly reduce product temperature, and rent we charge customers for the lease of warehouse space pursuant to a lease agreement. Warehouse services Warehouse services fees relate to handling and other services required to prepare and move customers’ pallets into, out of, and around the facilities. As part of our warehouse services, we offer receipt, handling, case-picking, retrieval of products from storage, building customized pallets and repackaging, order assembly and load consolidation, exporting and importing support services, container handling, cross-docking, quality control, and government-approved storage and inspection, among other services. Cost of Operations Labor Labor comprises the largest component of the cost of operations from our global warehousing segment and consists primarily of employee wages (both direct and indirect) and benefits, excluding stock-based compensation. Changes in our labor expense are driven by, among other things, changes in headcount, changes in compensation levels and associated performance incentives, the use of third-party labor to support our operations, changes in terms of collective bargaining agreements, changes in customer requirements and associated work content, workforce productivity, labor availability, governmental policies and regulations, and variability in costs associated with employer-provided benefits. Power Our second-largest cost of operations is power utilized in the operation of our temperature-controlled warehouses. We may, from time to time, hedge our exposure to changes in power prices through fixed rate agreements. In addition, to the extent possible and appropriate, we may seek to mitigate or offset the impact of fluctuations in the price of power on our financial results through rate escalations or power surcharge provisions within our agreements with customers. We also look to implement energy saving alternatives to reduce energy consumption, including the installation of solar panels, state of the art refrigeration control systems, LED lighting, thermal energy storage, motion-sensor technology, variable frequency drives for our fans and compressors, and rapid open/close doors. Additionally, business mix impacts our power expense depending on the temperature zone and type and frequency of freezing required (e.g., blast freezing). Other warehouse costs Other warehouse costs include utilities other than power, insurance, real estate taxes, repairs and maintenance, rent under real property operating leases where applicable, equipment costs, warehouse consumables (e.g., pallets and shrink-wrap), personal protective equipment, warehouse administration, and other related facility and services costs.

Other Definitions 49 (continued) Same Warehouse Analysis We define our “same warehouse” population annually at the beginning of the calendar year. Our same warehouse population includes properties that were owned, leased, or managed for the entirety of two comparable periods and that have reported at least twelve months of consecutive normalized operations prior to January 1 of the current calendar year. We define “normalized operations” as properties that have been open for operation or lease after development or significant modification, including the expansion of a warehouse footprint or a warehouse rehabilitation subsequent to an event, such as a natural disaster or similar event causing disruption to operations. In addition, our definition of “normalized operations” takes into account changes in the ownership structure (e.g., purchase of a previously leased warehouse would result in a change in the nature of expenditures in the compared periods), which would impact comparability in our global warehousing segment NOI. Acquired properties will be included in the “same warehouse” population if owned or leased by us as of the first business day of the prior calendar year and still owned by us as of the end of the current reporting period, unless the property is under development. The “same warehouse” pool can also be adjusted during the year to remove properties that were sold, entering development, or in operational transition subsequent to the beginning of the current calendar year. As such, the “same warehouse” population for the period ended December 31, 2025 includes all properties that we owned as of January 1, 2024 which had both been owned and had reached “normalized operations” by January 1, 2024. Global Integrated Solutions Segment Revenues Our integrated solutions revenues are primarily driven by transportation fees, which may also include fuel and capacity surcharges, to our customers for whom we arrange the transportation of their products. Within transportation, which is the largest component of our global integrated solutions segment, our core focus areas are multi-vendor less-than-full-truckload consolidation, drayage services to and from ports, transportation brokerage, and freight forwarding. We also provide rail transportation services and, in select markets, foodservice distribution and e-commerce fulfillment services. Cost of Operations Our global integrated solutions cost of operations consists primarily of third-party carrier charges, which are impacted by factors affecting those carriers, including truck and ocean liner capacity and driver and equipment availability in certain markets. Additionally, in certain markets we employ drivers and operate assets to serve our customers. Costs to operate these assets include wages (excluding stock-based compensation), fuel, tolls, insurance, and maintenance.

C O N TA C T Thank you 50 Investor Relations ir@onelineage.com